Exhibit 99.1

Janus Investment Funds (“JIF”)

			Lipper Rankings Based
			on Total Returns as of 6/30/07
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
			Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile		Rank /
Growth Funds	PM Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank %)		Total Funds

Janus Fund	Jan-06	Large-Cap Growth Funds	15	105 / 717	39	238 / 614	29	141 / 494	35	67 / 193	8		50 / 692
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	1	7 / 717	1	2 / 614	1	3 / 494	3	4 / 193	2		4 / 215
Janus Research Fund	Jan-06	Large-Cap Growth Funds	1	1 / 717	2	11 / 614	2	7 / 494	2	3 / 193	2		9 / 692
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	9	46 / 514	2	7 / 410	3	8 / 338	—	—	27		60 / 228
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	14	81 / 608	18	85 / 485	9	34 / 383	51	81 / 159	15		55 / 368
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	1	1 / 565	4	16 / 458	4	14 / 380	20	30 / 156	14		44 / 315
Janus Global Research Fund	Feb-05	Multi-Cap Growth Funds	4	19 / 514	—	—	—	—	—	—	2		6 / 426
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	6	30 / 565	—	—	—	—	—	—	6		30 / 565
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	2 / 849	1	1 / 644	1	2 / 465	—	—	11		32 / 317
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	86	692 / 806	13	84 / 671	32	173 / 556	5	12 / 260	13		77 / 639
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	26	109 / 432	23	74 / 331	42	91 / 218	6	6 / 116	13		46 / 379
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	83	667 / 806	2	12 / 671	9	49 / 556	1	2 / 260	4		24 / 722
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	91	766 / 849	50	318 / 644	—	—	—	—	46		239 / 523
International/Global Funds
Janus Overseas Fund	Jun-03	International Funds	1	1 / 1024	1	1 / 802	1	1 / 656	4	11 / 285	1		1 / 730
Janus Worldwide Fund	Jun-04	Global Funds	5	17 / 401	69	208 / 302	95	233 / 245	67	66 / 98	69		208 / 302
Janus Global Technology Fund	Jan-06	Science & Technology Funds	27	75 / 283	23	57 / 257	53	126 / 237	—	—	29		80 / 281
Janus Global Life Sciences Fund	Apr-07	Health/Biotechnology Funds	88	154 / 174	48	72 / 152	62	84 / 135	—	—		‡
Janus Global Opportunities Fund	Jun-01	Global Funds	14	56 / 401	93	281 / 302	78	191 / 245	—	—	20		40 / 209
Value Funds
Janus Mid Cap Value Fund - Inv(2)	Aug-98	Mid-Cap Value Funds	47	138 / 297	64	147 / 232	39	69 / 177	—	—	6		4 / 68
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	28	199 / 732	80	449 / 564	88	389 / 442	12	18 / 150	17		21 / 129
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Inv Grade Debt Funds	27	140 / 522	43	191 / 450	21	81 / 387	35	63 / 181		‡
Janus High-Yield Fund	Dec-03	High Current Yield Funds	34	149 / 447	44	163 / 376	81	251 / 311	15	20 / 134	42		151 / 365
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt Funds	37	84 / 232	40	78 / 195	35	50 / 142	36	29 / 80		‡
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	94	222 / 236	82	182 / 221	79	164 / 207	82	107 / 130	66		146 / 222
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	5	25 / 607	—	—	—	—	—	—	6		33 / 587
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	6	23 / 432	—	—	—	—	—	—	8		31 / 414
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	3	8 / 380	—	—	—	—	—	—	2		6 / 343

Notes:

(1)              Closed to new investors.

(2)              Ranking is for the investor share class only; other classes may have different performance characteristics.

 ‡                   The Fund’s since PM-Inception ranking is not available.

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	55.6%	50.0%	42.9%	60.0%	75.0%
2nd Quartile	25.9%	27.3%	23.8%	20.0%	16.7%
3rd Quartile	0.0%	9.1%	9.5%	13.3%	8.3%
4th Quartile	18.5%	13.6%	23.8%	6.7%	0.0%

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.